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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



                               September 25, 2002
                               ------------------
                      (Date of the earliest event reported)



                                PhotoMedex, Inc.
                                ----------------
             (Exact name of Registrant as specified in its charter)


          Delaware                       0-11635                59-2858100
          --------                       -------                ----------
(State or other jurisdiction     (Commission File Number)    (I.R.S. Employer
        of incorporation)                                    Identification No.)

     Five Radnor Corporate Center, Suite 470, Radnor, Pennsylvania    19087
     -------------------------------------------------------------------------
                (Address of principal executive offices)            (Zip Code)

                                  610-971-9292
                                  ------------
               Registrant's telephone number, including area code

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ITEM 5.           OTHER EVENTS AND REGULATION FD DISCLOSURE

         On September 26, 2002, PhotoMedex, Inc. ("PhotoMedex") and Surgical Laser Technologies, Inc. ("SLT"), announced that, on September 25, 2002, they entered into a definitive merger agreement pursuant to which PhotoMedex would acquire SLT. Under the terms of the merger agreement, SLT's stockholders would receive 1.12 shares of newly issued PhotoMedex common stock in exchange for each share of SLT common stock they hold. As a result of the proposed merger transaction, PhotoMedex expects to issue a total of approximately 2.6 million shares of its common stock, without giving effect to the exercise of any SLT common stock options before closing, and to assume certain outstanding common stock purchase warrants of SLT. On a pro forma basis, assuming that all SLT stockholders exchange their SLT shares for PhotoMedex shares and no further SLT stock options or warrants are exercised prior to the closing, SLT's stockholders would own approximately 9.2% of the combined company's capital stock. Based on the stock price of PhotoMedex at the close of business on September 24, 2002, this would result in a purchase price of $1.34 per share of SLT common stock.

         The merger is subject to approval by the stockholders of SLT and to other customary closing conditions. The directors and officers of SLT, who collectively own approximately 15.08% of the outstanding SLT common stock, have agreed to vote all of their shares of SLT common stock in favor of approval and adoption of the proposed merger transaction.

         In connection with the proposed merger, PhotoMedex will file with the Securities and Exchange Commission ("SEC") a registration statement on Form S-4. The registration statement will include a proxy statement of SLT for a meeting of its stockholders to consider and vote upon the proposed merger. The registration statement will also serve as a prospectus of PhotoMedex with respect to the shares of PhotoMedex to be distributed to stockholders of SLT in the proposed transaction. PhotoMedex and SLT will file the proxy statement/prospectus with the SEC as soon as practicable. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO CAREFULLY READ THE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED MERGER TRANSACTION, WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT PHOTOMEDEX, SLT, THE MERGER AND RELATED MATTERS.

         A copy of the press release related to the announcement of the proposed merger transaction is filed herewith as Exhibit 99 and incorporated herein by this reference.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits.
                  ---------

                  99. Joint Press Release of PhotoMedex, Inc. and Surgical Laser Technologies, Inc., dated September 26, 2002, regarding announcement of proposed merger transaction.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                PHOTOMEDEX, INC.



Dated:  September 26, 2002                           By: /s/ Dennis M. McGrath
                                                         -----------------------
                                                         Dennis M. McGrath
                                                         Chief Financial Officer

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                                  EXHIBIT INDEX
                                  -------------


Exhibit Number                               Description
--------------                               -----------

     99 Joint Press Release of PhotoMedex, Inc. and Surgical Laser Technologies, Inc., dated September 26, 2002, regarding announcement of proposed merger transaction.

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